Exhibit 99.1

Local Insight Regatta Holdings, Inc.

Reports First Quarter 2010 Results

DENVER, COLORADO – May 18, 2010 – Local Insight Regatta Holdings, Inc. (“LIRH” or the “Company”) today announced consolidated results for the three months ended March 31, 2010.

“We achieved a significant milestone in the first quarter, launching Berry Leads™, our holistic new local leads business model,” said Scott Pomeroy, President and CEO, LIRH. “The launch represents the culmination of nearly two years of strategic research, market testing and a re-engineering of virtually all aspects of our business. As a result of our comprehensive preparation and planning, we believe we are now uniquely positioned to deliver print and digital solutions to our clients, using a year-round consultative sales approach. Accounts closed so far under Berry Leads reflect a 90 percent increase in sales of our digital solution set, an improving trend in print performance and overall net positive growth.

“Because of the phased roll-out of our new business model and our revenue recognition methodology, the impact of Berry Leads will be realized in future quarters,” Pomeroy said. “As expected, first quarter results continue to reflect cyclical pressures, which are more pronounced in some markets than others, as well as the investments we continue to make in Berry Leads.”

Financial Summary

LIRH reports financial results prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition, LIRH presents certain non-GAAP measures. These non-GAAP measures are described and are reconciled to the corresponding GAAP measures in the accompanying financial schedules. LIRH does not intend for the non-GAAP information to be considered in isolation from or as a substitute for GAAP measures.

The condensed consolidated financial statements include the results for LIRH, The Berry Company LLC (“The Berry Company”) and Local Insight Yellow Pages, Inc. (“LIYP”) for the three months ended March 31, 2009 and 2010. On June 30, 2009, LIYP merged with and into The Berry Company. For more information, please see LIRH’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

For the quarter ended March 31, 2010, LIRH reported $134.6 million in revenue, compared to $145.1 million for the first quarter of 2009. LIRH reported a net loss of $7.1 million for the first quarter of 2010, compared to a net loss of $9.1 million for the same period in 2009.

EBITDA-as adjusted was $17.6 million for the first quarter of 2010, resulting in an EBITDA-as adjusted margin (EBITDA-as adjusted, divided by revenue-as adjusted of $134.6 million) of 13.1 percent. This compares to EBITDA-as adjusted of $21.4 million and EBITDA-as adjusted margin (EBITDA-as adjusted, divided by revenue-as adjusted of $150.1 million) of 14.2 percent for the first quarter of 2009. LIRH defines “EBITDA-as adjusted” as EBITDA (net income (loss) before interest, income taxes, depreciation and amortization) excluding purchase accounting adjustments, other non-cash items and certain non-recurring costs permitted in calculating covenant compliance under our indenture and credit facilities, subject to certain limitations. LIRH defines “revenue-as adjusted” as revenue before purchase accounting and certain other adjustments.

Unlevered free cash flow, defined as EBITDA-as adjusted less non-cash and non-recurring items and less property and equipment, net additions, was $11.1 million and $16.2 million for the three months ended March 31, 2010 and 2009, respectively. A significant portion of the capital expenditures related to investments in the Company’s new technology platform.

At March 31, 2010, LIRH had total debt (in millions) of:

Bank Credit Facilities	$322.2
Bank Revolver	11.0
Notes Outstanding	210.5

$543.7

Operational Results

During the first quarter, LIRH began the rollout of Berry Leads, a new business model designed to allow the Company year-round “touch points” to create and monitor advertising programs for clients. The Company believes that Berry Leads will deliver measurable leads through high quality, relevant print and digital products.

Same store ad sales, as adjusted to reflect the actual flow-through of LIRH’s Pay4Performance results, declined by 9.2 percent during the first quarter of 2010 compared to the same period in 2009. Total ad sales is comprised of approximately 90 percent local and 10 percent national sales. Local ad sales declined 8.6 percent for the quarter, reflecting the impact of cyclical weakness (particularly in Oahu, Hawaii, and Rochester, New York), and was offset to some extent by LIRH’s multi-platform and Pay4Performance solutions. National ad sales contributed slightly more than one percentage point to the ad sales decline in the first quarter.

First Quarter Conference Call

A conference call will be held Tuesday, May 18, 2010, at 11 a.m. Eastern Time. The domestic dial-in number is 888.634.7543 and the international number is 719.457.2653. The participant passcode is 9619748. Please call 10 minutes in advance to facilitate an on-time start.

Please note: All statements made by LIRH officers or directors on this call are the property of LIRH and subject to copyright protection. Recording of the call is prohibited without the express written consent of LIRH.

About Local Insight Regatta Holdings, Inc.

Local Insight Regatta Holdings, Inc., through its subsidiary The Berry Company LLC, is a leading provider of local search solutions, generating leads for its advertising clients and enabling consumers to efficiently find the products and services they need. The Berry Company serves approximately 260,000 advertising clients in 42 states, publishing approximately 870 print Yellow Pages directories on behalf of approximately 130 telco and other customers. As an authorized reseller of YELLOWPAGES.com™ in all of its markets, The Berry Company provides its clients with online listings and video advertising through this leading national Internet Yellow Pages site. The Company also provides small and medium-sized businesses with website development and search engine marketing services, and is a Google™ AdWords Authorized Reseller.

For more information, please see www.localinsightregattaholdings.com. Local Insight Regatta Holdings is an indirect, wholly-owned subsidiary of Local Insight Media Holdings, Inc.

Local Insight Media Holdings, Inc. is a portfolio company of Welsh, Carson, Anderson & Stowe, or WCAS. Since its founding in 1979, WCAS has organized 15 limited partnerships with total capital of over $20 billion. Since its inception, WCAS has invested in more than 150 companies in its target industries and has funded over 650 follow-on acquisitions.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “assumption” or the negative of these terms or other comparable terminology. Regardless of any identifying phrases, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The following important factors, among others, could cause such a difference: (i) expected declines in our revenue; (ii) our failure to implement our new business model successfully or on schedule; (iii) the risk that the market for the provision of website development, search engine marketing and internet-based video advertising will fail to develop; (iv) the loss of any of our key customer agreements or our inability to enforce or fully realize our rights under those agreements; (v) impairment of our rights, or a decrease or cessation of payments to us, under existing agreements if bankruptcy proceedings were brought by or against the parties to such agreements or certain third parties and any of those agreements are rejected or payments to us are challenged as part of those proceedings; (vi) the declining usage of printed Yellow Pages directories or a decrease in the number of businesses that advertise with us; (vii) the effects of the economic recession, which is causing us to experience declining revenue and to incur increased bad debt expense, and of war, terrorism or other catastrophic events; (viii) increased competition from incumbent and independent Yellow Pages directory publishers, Internet-based advertisers and search engines, and other providers of website development and search engine marketing services as well as other types of media; (ix) rapid technological developments and changing preferences in the Yellow Pages publishing and advertising industries; (x) the effect of competition in local telephone service on the incumbent local exchange carriers’, or LECs’, current leading positions in the markets we serve; (xi) the impact of union organizing activity; (xii) the use by small and medium-sized businesses of self-service platforms to meet their online advertising needs; (xiii) disruptions to our operations caused by our conversion to a new process management, billing and collection and production platform and integrating our information technology systems and processes; (xiv) our dependence on and ability to maintain satisfactory relationships with third party providers of important products, services and technologies; (xv) the effect of extending credit to small and medium-sized businesses; (xvi) our inability to purchase media from Google and other third parties on commercially reasonable terms; (xvii) the failure of our Pay4Performance advertising solution to deliver anticipated advertising revenue; (xviii) a decline in the performance of third party certified marketing representatives, which coordinate sales of advertising to national accounts or a decision by these representatives to reduce or end their business with us; (xix) our inability to realize anticipated savings from our on-going cost optimization efforts; (xx) failures in the computer and communication systems we rely on; (xxi) the loss or impairment of our intellectual property rights; (xxii) the impact of litigation; (xxiii) changes in, or the failure to comply with, government regulations, including “opt-out” and “opt-in” legislative initiatives, franchising laws, accounting standards, zoning laws, environmental laws and taxation requirements; (xxiv) future changes in directory publishing obligations, and additional regulation regarding use of the Internet, data and data security; (xxv) the loss of key personnel or turnover among our sales representatives; (xxvi) fluctuations in the price or availability of paper; (xxvii) national or local economic or business conditions that affect advertising expenditures by businesses and individuals or consumer trends in the usage of our products; (xxviii) risks related to our substantial indebtedness, the substantial indebtedness of our affiliates and our senior subordinated notes; (xxix) the increased risk regarding our ability to maintain compliance with our debt covenants during 2010 and beyond; and (xxx) continued or increased disruption in the credit and equity markets.

These and other risks and uncertainties are described in detail in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as our other periodic filings with the SEC, which are available on the SEC’s internet site (http://www.sec.gov). Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release, and LIRH undertakes no obligation to publicly revise or update such forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of any unanticipated event.

Investor Contact:	Media Contact:

Brooke Martellaro	Pat Nichols
303.867.1667	303.867.1651
brooke.martellaro@localinsightmedia.com	pat.nichols@localinsightmedia.com

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LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Revenue	$134,572	$145,068
Operating expenses:
Cost of revenue	25,737	29,040
Publishing rights	62,930	71,822
General and administrative expenses	31,373	31,637
Depreciation and amortization	9,993	12,648

Total operating expenses	130,033	145,147

Operating loss	4,539	(79)

Other expenses	13,298	14,346
Income tax benefit	(1,672)	(5,285)

Net loss	$(7,087)	$(9,140)

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2010	December 31, 2009
Current assets	$127,274	$114,342
Property and equipment, net	26,928	25,550
Assets held for sale	691	691
Intangible assets, net	369,490	377,535
Goodwill	279,090	279,090
Deferred financing costs and other assets, net	15,268	15,780

Total Assets	$818,741	$812,988

Liabilities and Stockholders’ Equity
Current liabilities:
Current debt	$22,300	$22,300
Accounts payable, accrued liabilities and other	80,937	62,720
Due to affiliates	1,131	964

Total current liabilities	104,368	85,984

Long-term debt, net of current portion	495,126	494,064
Deferred income taxes and other long-term liabilities	85,564	87,208

Total Liabilities	685,058	667,256

Stockholders’ equity	133,683	145,732

Total Liabilities and Stockholders’ Equity	$818,741	$812,988

LOCAL INSIGHT REGATTA HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Operating Activities
Net loss	$(7,087)	$(9,140)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	9,993	17,387
Deferred income taxes	(1,672)	(5,285)
Provision for doubtful accounts	6,884	4,587
Other	1,612	1,694
Changes in operating assets and liabilities	4,797	(1,147)

Net cash provided by operating activities	14,527	8,096

Investing Activities
Proceeds on sale of property and equipment	—	313
Acquisition of property and equipment	(4,865)	(5,566)
Other, net	—	—

Net cash used in investing activities	(4,865)	(5,253)

Financing Activities
Repayments on term loan	—	(838)
Dividends	(5,000)	—

Net cash used in financing activities	(5,000)	(838)

Net increase in cash and cash equivalents	4,662	2,005
Cash and cash equivalents, beginning of period	6,439	19,421

Cash and cash equivalents, end of period	$11,101	$21,426

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(in thousands)

EBITDA and EBITDA-as adjusted

LIRH presents calculations of EBITDA (defined as net income (loss) before interest, income taxes, depreciation and amortization) and EBITDA-as adjusted (defined as EBITDA excluding adjustments for purchase accounting, other non-cash items and certain non-recurring costs permitted in calculating covenant compliance under our indenture and credit facilities, subject to certain limitations). Management uses these measures as an indicator of our operating performance and because certain covenants in LIRH’s senior secured credit facilities contain ratios based on these measures on a rolling four quarter basis. In addition, LIRH believes that the presentation of EBITDA, EBITDA-as adjusted and EBITDA-as adjusted margin are helpful in highlighting operational trends because these measures exclude certain non-cash charges and other non-operating items that are not representative of LIRH’s ongoing business operations.

Unlevered Free Cash Flow

LIRH presents calculations of unlevered free cash flow (defined as EBITDA-as adjusted, less non-cash and non-recurring items and less property and equipment, net additions). Management uses the unlevered free cash flow measure as an estimate of excess cash generated by operations before debt servicing costs.

Revenue-as adjusted

LIRH presents calculations of revenue-as adjusted (defined as revenue plus pro forma adjustments for non-cash items) for purposes of deriving EBITDA-as adjusted margin.

EBITDA, EBITDA-as adjusted, EBITDA-as adjusted margin and unlevered free cash flow are not indicators of financial performance under GAAP or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies. In addition, they should not be considered as alternatives to, or more meaningful than, loss before income taxes, cash flows from operating activities or other traditional indicators of operating performance. EBITDA, EBITDA-as adjusted and unlevered free cash flow are reconciled to net loss as follows (in thousands):

LOCAL INSIGHT REGATTA HOLDINGS, INC.

RECONCILIATION OF NON-GAAP ITEMS

(in thousands)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
EBITDA-as adjusted
Net income (loss)	$(7,087)	$(9,140)
Income tax expense (benefit)	(1,672)	(5,285)
Interest, net	13,298	14,346
Depreciation and amortization	9,993	12,648
Purchase accounting:
Favorable sales contracts	—	2,763
Deferred directory costs margin	—	1,956
Deferred revenue written off in purchase accounting	—	1,070

EBITDA	$14,532	$18,358

Non-cash:
Share-based compensation	38	225
Non-recurring charges	3,063	2,775

EBITDA-as adjusted	$17,633	$21,358

Unlevered Free Cash Flow
EBITDA - as adjusted	$17,633	$21,358
Non-cash:
Impairment charges	—
Share-based compensation	(38)	(225)
Non-recurring charges	(3,063)	(2,775)
Property and equipment, net additions	(3,445)	(2,152)

Unlevered Free Cash Flow	$11,087	$16,206

Revenue-as adjusted	$134,572	$145,068
Purchase accounting and other adjustments	—	4,999

Revenue-as adjusted	$134,572	$150,067

EBITDA-as adjusted margin
EBITDA-as adjusted	$17,633	$21,358
Revenue-as adjusted	$134,572	$150,067
EBITDA-as adjusted margin	13.1%	14.2%